UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

South Jersey Industries, Inc.
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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South Jersey Industries, Inc.
1 South Jersy Plaza
Folsom, New Jersey 08037

IMPORTANT NOTICE FROM SOUTH JERSEY INDUSTRIES, INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, APRIL 24, 2020

The following Notice of Change of Location (the “Notice”) supplements and relates to the original Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) of South Jersey Industries, Inc. (the “Company”), dated March 13, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Friday, April 24, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 13, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND ORIGINAL NOTICE.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2020

To the Stockholders of South Jersey Industries, Inc.:

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and out of an abundance of caution to support the health and well-being of our employees and stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of South Jersey Industries, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Friday, April 24, 2020 at 9:00 a.m., local time. In light of public health concerns, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to physically attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on February 24, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other holder of record. To participate in the Annual Meeting at www.virtualshareholdermeeting.com/SJI2020,  you must enter the control number found on your proxy card, voting instruction form or notice you previously received.

Registered holders may also obtain their control number by accessing https://shareholder.broadridge.com/sji/  or by calling Broadridge at 1-888-754-3100.

If you are a beneficial owner, meaning you hold shares in our Company in “street name” (i.e., through a broker, bank or other nominee), you must instead contact your broker, bank or other nominee for assistance with your control number.

The list of stockholders entitled to vote at the Annual Meeting will be accessible and you may vote during the Annual Meeting by following the instructions that will be available on the Annual Meeting website during the Annual Meeting. Whether or not you plan to participate in the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Edythe Nipper

Corporate Secretary

April 13, 2020

The Annual Meeting on April 24, 2020 at 9:00 a.m. Local Time will be accessible at www.virtualshareholdermeeting.com/SJI2020.   The Company’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available on the Investor Relations page of our website at www.sjindustries.com.  Additionally, you may access our proxy materials at www.proxyvote.com.